SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                               SCHEDULE 14A
                              (Rule 14a-101)

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                           OFFICE MANAGERS, INC.
                           ----------------------
             (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                                                          PRELIMINARY COPY



                           OFFICE MANAGERS, INC.
                     136 EAST SOUTH TEMPLE, SUITE 1600
                        SALT LAKE CITY, UTAH 84111


                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

  A special meeting of stockholders of Office Managers, Inc., (the "Company") will be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah 84101, on October __, 2003, at 11:00 a.m., local time, for the following purposes:

  1.  To amend our Articles of Incorporation to:

     (a) change our name to Omega Ventures Group, Inc. ("Omega
     Ventures");

     (b) to increase our authorized common stock from 50,000,000 shares to 400,000,000 shares; and

     (c) to create a class of preferred stock consisting of 100,000,000 shares with a par value of $.001 per share.

  2. To amend our Articles of Incorporation to effect a reverse split of our outstanding common stock at an exchange ratio of one share for ten shares;

          3. To elect directors to our Board of Directors. The directors will be elected to serve for a period of one year and until their successors have been elected and qualified;

          4. To adopt the Omega Ventures Group, Inc. 2003 Stock Option Plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code;

          5. To ratify the selection of Sellers and Andersen, L.L.C., as independent auditors of the Company for the 2003 fiscal year;

          6. To ratify the actions of our officers and directors for the last fiscal year and for the period from the fiscal year end through the date of this special shareholder meeting; and

          7. To transact any other business as may properly come before the meeting or at any adjournment thereof.

          Our board of directors has fixed the close of business on September 10, 2003, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting during regular business hours at our corporate headquarters, 136 East South Temple, Suite 1600, Salt Lake City, Utah 84111.


          All of our stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the special meeting of stockholders, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

                                YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   By order of the board of directors,





                                   JOHN M. HICKEY
                                   President


________________________________, 2003
                                                          PRELIMINARY COPY



                           OFFICE MANAGERS, INC.
                     136 East South Temple, Suite 1600
                        Salt Lake City, Utah 84111


                              PROXY STATEMENT

          GENERAL

          SOLICITATION OF PROXIES. This proxy statement is being furnished to the stockholders of Office Managers, Inc., a Nevada corporation, in connection with the solicitation of proxies by our board of directors for use at our special meeting of stockholders to be held at 11:00 a.m., local time, on October ___, 2003, or at any adjournment thereof. A copy of the notice of meeting accompanies this proxy statement. It is anticipated that the mailing of this proxy statement will commence on or about ___________ , 2003.

          COST OF SOLICITATION. We will bear the costs of soliciting proxies. In addition to the use of the mails, certain directors or officers of our company may solicit proxies by telephone, telegram, facsimile, cable or personal contact. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.

          OUTSTANDING VOTING SHARES. Only stockholders of record at the close of business on September 10, 2003, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had 36,673,500 outstanding shares of common stock, par value $.001 per share, which are our only securities entitled to vote at the meeting, each share being entitled to one vote.

          VOTE REQUIRED FOR APPROVAL. Shares of common stock will vote with respect to each proposal. Under our Bylaws, Proposals 1, 2, 3, 4, 5, 6 and 7 each require the affirmative vote of a majority of the votes eligible to be voted by holders of shares represented at the Special Meeting in person or by proxy. With respect to Proposal 3 votes may be cast by a stockholder in favor of the nominee or withheld. With respect to Proposals 1, 2, 4, 5, 6 and 7, votes may be cast by a stockholder in favor or against the Proposals or a stockholder may elect to abstain. Since votes withheld and abstentions will be counted for quorum purposes and are deemed to be present for purposes of the respective proposals, they will have the same effect as a vote against each matter.

          Under the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee or in a similar representative or fiduciary capacity with authority to vote or (ii) the broker is acting under the rules of any national securities exchange of which the broker is also a member. Broker abstentions or non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved

          VOTING YOUR PROXY. Proxies in the accompanying form, properly executed and received by us prior to the Special Meeting and not revoked, will be voted as directed. In the absence of direction from the stockholder, properly executed proxies received prior to the Special Meeting will be voted FOR Proposals 1, 2, 3, 4, 5, 6 and 7. You may revoke your proxy by giving written notice of revocation to our Secretary at any time before it is voted, by submitting a later-dated proxy or by attending the Special Meeting and voting your shares in person. Stockholders are urged to sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose.

                               PROPOSAL ONE:

                   AMEND OUR ARTICLES OF INCORPORATION TO
   (a) CHANGE THE NAME OF THE CORPORATION TO OMEGA VENTURES GROUP, INC.,
   (b) TO INCREASE OUR AUTHORIZED COMMON STOCK FROM 50,000,000 SHARES TO 400,000,000 SHARES, AND (c) TO CREATE A CLASS OF PREFERRED
                   STOCK CONSISTING OF 100,000,000 SHARES
                   WITH A PAR VALUE OF $.001 PER SHARE.

          You are being asked to vote upon approving amendments to our Articles of Incorporation which would authorize our board of directors to amend our Articles of Incorporation so as to change the name of the company to Omega Ventures Group, Inc., increase our authorized common stock from 50,000,000 shares to 400,000,000 shares and create a class of preferred stock consisting of 100,000,000 shares with a par value of $.001 per share, with the designation of rights, preferences and privileges of said preferred shares to be set by our board of directors from time to time.

          REASONS FOR THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION

          By changing our name we believe we will better reflect our business plan to expand our business into other areas and improve our marketability. Increasing our authorized common stock will provide sufficient shares to negotiate potential acquisitions by the Company and reduce the likelihood that we would need to again amend the Articles of Incorporation for the purpose of increasing the authorized common shares, thereby avoiding the costs associated with amendments. We also believe that having preferred stock will increase our ability to attract and complete acquisitions and/or mergers in order to enhance our business plan.

          POSSIBLE DILUTION RESULTING FROM INCREASE IN AUTHORIZED COMMON SHARES AND CREATION OF AUTHORIZED PREFERRED SHARES

          We currently have 50,000,000 shares of authorized capital stock. By voting in favor of Proposal One (b) and (c), you are voting to increase our authorized capital stock by an additional 450,000,000 shares for total authorized capital stock of 500,000,000 consisting of 400,000,000 shares of common stock with a par value of $.001 and 100,000,000 shares of preferred stock with at par value of $.001. We have no present obligation to issue additional common or preferred stock, and have not yet designated any rights or preferences for the preferred stock. If and/or when we issue additional common stock or any of the preferred stock in the future you could suffer substantial dilution. You would suffer dilution in the book value of your shares if the additional capital stock is sold at prices lower than the price at which you purchased your common stock. Moreover, if the Board of Directors in setting the rights, preferences and privileges of the preferred stock determines to grant voting rights to the holders of preferred stock, you could suffer dilution in the percentage of your voting interest in Company matters. You could also suffer dilution if the Board of Directors determines to make the preferred shares convertible into common shares. Similarly, the Board of Directors could grant other rights to the future holders of preferred stock which could be superior to your rights and holders of common stock.


          POSSIBLE ANTI-TAKEOVER EFFECTS OF AUTHORIZING PREFERRED STOCK

          Although we have no such present intent, preferred stock could be used to discourage unsolicited acquisition proposals. For example, a business combination could be impeded by the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of preferred stock having sufficient voting rights to provide a required percentage vote to the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power and other rights of the holders of the common stock. Although our Board of Directors is required to make any determination to issue any such stock based on its judgement as to the best interests of our stockholders, it could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholder might believe to be in their best interest or in which stockholders might receive a premium for their stock over prevailing market prices.

          PROCEDURE FOR EFFECTING AMENDMENTS TO THE ARTICLES OF INCORPORATION

          Provided each of the amendments set forth in proposal One (1a,1b and1c) of this proxy are approved, the form of amendments set forth in the Amendment to the Articles of Incorporation attached hereto as Annex A will become effective upon filing with the State of Nevada. If any of the amendments set forth in proposal One are not approved, then the form of amendment set forth in Annex A to be filed with the State of Nevada will exclude the corresponding amendment that was not approved by stockholders.

          NO DISSENTERS' RIGHTS

          No dissenters' rights are available under the Nevada Revised Statutes or under our Articles of Incorporation or Bylaws to any stockholder who dissents from this proposal.

          VOTE REQUIRED

          The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the proposed amendments to our Articles of Incorporation to effect a change in the name of the corporation, to increase our authorized common stock and to create a class of preferred stock.

          OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO (a)
CHANGE THE NAME OF THE CORPORATION TO OMEGA VENTURES GROUP, INC, (b) TO
INCREASE OUR AUTHORIZED COMMON STOCK FROM 50,000,000 SHARES TO 400,000,000 SHARES AND (c) TO CREATE A CLASS OF PREFERRED STOCK CONSISTING OF
100,000,000 SHARES WITH A PAR VALUE OF $.001 PER SHARE.


                               PROPOSAL TWO:

                  AMEND OUR ARTICLES OF INCORPORATION TO
         EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK AT
               AN EXCHANGE RATIO OF ONE SHARE FOR TEN SHARES


          POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

          The immediate effects of a reverse stock split will be a reduction the number of shares of common stock outstanding and an increase in the trading price of our common stock. The effect of any reverse stock split upon the market price of our common stock, however, cannot be predicted. The history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, as stated above, we cannot assure you that a reverse stock split will lead to a sustained increase in the trading price of our common stock, or improve the marketability of the Company. The trading price of our common stock may change due to a variety of other facts, including our operating results, other factors related to our business and general market conditions.

          The following table reflects the number of shares of common stock that would be outstanding as a result of the proposed reverse stock split, and the approximate percentage reduction in the number of outstanding shares, based on 36,673,500 shares of common stock outstanding as of the record date for the special meeting of stockholders:

Proposed Reverse         Percentage               Approximate Shares of
Stock Split Ratio        Reduction           Common Stock to be Outstanding
-----------------        -----------         ------------------------------

   One-for-Ten             90%                    3,667,350

          The resulting decrease in the number of shares of our common stock outstanding could potentially impact the liquidity of our common stock on the Over-the-Counter Bulletin Board, especially in the case of larger block trades. The reverse stock split would become effective upon the filing of the amendment to our Articles of Incorporation with the Nevada Secretary of State and upon commencement of trading of our stock under the new stock symbol which would be assigned by the NASD.

          EFFECTS ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS

          If the common stock is reverse split, the number of shares held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the exchange ratio, and then rounding up to the nearest whole share. We will pay one whole share to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse
stock split, as described in further detail below.   The reverse stock
split will affect our common stock uniformly and will not affect any stockholder's percentage ownership interests in our Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in whole shares.


          EFFECT ON OPTIONS, WARRANTS AND OTHER SECURITIES

          In addition, all outstanding options, warrants and other securities entitling their holders to purchase shares of our common stock will be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the exchange ratio of the reverse stock split. The number of shares to be reserved for issuance under the proposed Omega Ventures Group, Inc., 2003 Stock Option Plan, however, will not be reduced because it was recently adopted by our board of directors to reserve 1,000,000 post-split shares
(See proposal Three herein). None of the rights currently accruing to holders of the common stock, options, warrants or other securities convertible into common stock would be affected by the reverse stock split.

          OTHER EFFECTS ON OUTSTANDING SHARES

          The rights and preferences of the outstanding shares of common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

          The reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

          EXCHANGE OF STOCK CERTIFICATES

          Exchange of stock certificates is not required. As of the close of business on the effective date of the reverse stock split, each certificate representing shares of common stock outstanding immediately prior to the reverse stock split ("Old Common Stock") will be deemed, automatically and without any action on the part of individual stockholders, to represent approximately one tenth the number of shares of common stock on its face after the reverse stock split ("New Common Stock"), as set forth in the Amendment.

          It is the option of all holders of our issued and outstanding common stock after the effective date of the reverse stock split to exchange their old certificates, representing Old Common Stock, for new certificates representing New Common Stock. Our transfer agent will act as exchange agent (the "Exchange Agent") for the purpose of implementing the exchange of certificates for any shareholders that desire to exchange certificates. However, until surrender, each certificate representing Old Common Stock will continue to be valid and will represent New Common Stock equal to approximately one tenth the number of shares of Old Common Stock.

          Stockholders who desire to exchange stock certificates will be required to bear all of the costs including a transfer fee or other fees in connection with the exchange of certificates. Any stockholder whose old certificate has been lost, destroyed or stolen will be entitled to issuance of a new certificate upon compliance with such requirements as the Exchange Agent and we customarily apply in connection with lost, stolen or destroyed certificates.


          FRACTIONAL SHARES

          We will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio will instead receive a whole share upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal.

          ACCOUNTING CONSEQUENCES

          The par value of our common stock would remain unchanged at $.001 per share after the reverse stock split.



          FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United
States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment).
The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the consequences of the reverse stock split.

          No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

          Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may as to each stockholder, depending upon the state in which he or she resides.

          PROCEDURE FOR EFFECTING AMENDMENTS TO THE ARTICLES OF INCORPORATION

          Provided each of the amendments set forth in proposal One (1a,1b and1c) and proposal Two of this proxy are approved, the form of amendments set forth in the Amendment to the Articles of Incorporation attached hereto as Annex A will become effective upon filing with the State of Nevada. If any of the amendments set forth in proposal One or proposal Two are not approved, then the form of amendment set forth in Annex A to be filed with the State of Nevada will exclude the corresponding amendment that was not approved by stockholders.

          In addition, the reverse stock split would be coordinated with the Secretary of State of Nevada, our transfer agent and the NASD. Upon commencement of trading of our stock under the new stock symbol as assigned by the NASD, the reverse split would be considered complete.

          NO DISSENTERS' RIGHTS

          No dissenters' rights are available under the Nevada Revised Statutes or under our Articles of Incorporation or Bylaws to any stockholder who dissents from this proposal.

          VOTE REQUIRED

          The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the proposed amendments to our Articles of Incorporation to effect a reverse stock split of our outstanding common stock.

          OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL TWO TO AMEND OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO OF ONE SHARE FOR TEN SHARES.

                              PROPOSAL THREE:

                           ELECTION OF DIRECTORS

          The current Board of Directors contains four members. Following the election of directors held at the Special Meeting, the Board of Directors will continue to consist of four members.

          The following persons, who are currently members of the board of directors, have been nominated as directors for one year and until their successor is elected and qualified.

          John M. Hickey.
          ---------------
          From September of 2000 to present Mr. Hickey has worked for the Company. Mr. Hickey began with Office Managers, Inc. as the President and director. Mr. Hickey is primarily responsible for the day to day operations of the Company. Mr. Hickey is also President and a director of Apex Resources Group, Inc. Mr. Hickey is 61 years old.

          John R. Rask.
          -------------
          Since the early 1980's Mr. Rask has been owner and operator of Ray's Income Tax Service, a company which specialized in bookkeeping and the preparation of income tax returns. Mr. Rask has also served as the Secretary and a director of Office Managers, Inc., since 2000. Mr. Rask is also an officer and director of Apex Resources Group, Inc. Mr. Rask is 51 years old.

          Charles P. Smith.
          -----------------
          Mr. Smith earned a degree in Transpersonal Psychology and Holotropic Breathwork from Grof Transpersonal Training Institute, Mill Valley,
California in 1996. Since that time he has taught workshops in this process in Australia, China, Argentina, Chile, Canada and the United
States. Currently, he is working in cooperation with Dr. Vera Casali of the Department of Psychology, Pontificia Universdade Catolica de Sao Paulo, Brazil, teaching this process to students of that University. Mr. Smith has been with the Company since February of 2001. Mr. Smith is 62 years old.

          Robert Gill.
          ------------
          Mr. Gill earned a Bachelors of Science degree from Simon Fraser University located in British Columbia majoring in Computing Science and minoring in business in June of 2003. Since 1996 Mr. Gill has owned and operated a web development and technical support company and has worked as a software engineer for several companies. Mr. Gill has been with our company since May of 2003. Mr. Gill is 24 years old.

          Management does not expect that any nominee will become unavailable for election as a director, but, if for any reason that should occur prior to the Special Meeting, the person named in the proxy will vote for such substitute nominee, if any, as may be recommended by Management.

          There were no material transactions between our Company and any of our officers, directors or the nominees for election as director, any stockholder holding more than 5% of our common stock or any relative or spouse of any of the foregoing persons.

          VOTE REQUIRED

          Approval of the nominees for election to the Board of Directors will require the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock represented at the Special Meeting in person or by proxy. The proxies which are executed and returned will be voted (unless otherwise directed) for the election as director the foregoing nominees.

          OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE

          Security Ownership of Directors and Executive Officers

          The following table sets forth the beneficial ownership of our Common Stock as of September 10, 2003, for each director and nominee, the
President, the other executive officers, and for all directors and executive officers as a group.
___________________________________________________________________________
                                        Shares of      Percentage
Name                                    Common Stock   of Class
___________________________________________________________________________
John M. Hickey (1) (2)             12,000,000          32.7%
1601-1415 West Georgia Street
Vancouver, B.C. V6G 3C8

John R. Rask (1)                    1,000,000          2.7%
1909 Monroe Ave.
Butte, Montana 59701

Charles P. Smith  (1)                 500,000          1.3%
Rua Tavares Bastos, 103
05012-020
Sao Paulo, S.P. Brazil

Robert Gill (1)      (3)              250,000          0.7%
1075 Groveland Road
West Vancouver, B.C. V7S 1Z3
___________________________________________________________________________

(1) Officer and/or director of our company.

(2) Mr. John M. Hickey holds 6,000,000 company common shares in his name and is the President of Apex Resources Group, Inc. ("Apex"), owner of an additional 6,000,000 shares. Shares held by Apex are counted as shares held by Mr. Hickey as he may be deemed to be a beneficial owner of the shares owned by Apex.

(3) Mr. Robert Gill is a majority shareholder of Computer Wizard
Consulting, Inc. ("CWC"), a British Columbia company, which owns 250,000 company common shares. Shares held by CWC are counted as shares held by Mr. Gill as he may be deemed to be the beneficial owner.

             Meetings and Committees of the Board of Directors

          The board of directors currently has no standing Committees. During fiscal year 2003 there was one meeting of the board of directors. All directors attended the meeting of the board of directors.

                         Compensation of Directors

          To date, no director has received any compensation for services on the board of directors. We currently have not adopted any type of director compensation plan.


PROPOSAL FOUR

        ADOPT THE OMEGA VENTURES GROUP, INC., 2003 STOCK OPTION PLAN

          DESCRIPTION OF OMEGA VENTURES GROUP, INC., 2003 STOCK OPTION PLAN

          We desire to adopt the Omega Ventures Group, Inc., 2003 Stock Option Plan (the "Plan") attached hereto as Annex B. Under the Plan, our key employees, advisors and consultants (including directors and officers who are employees) may be granted options to purchase shares of our common stock.

          The Plan permits the granting of 1,000,000 post-split shares of common stock. The exercise price of options granted that are intended to qualify as incentive stock options must be at a price equal to one hundred percent (100%) of the fair market value of the common stock on the date that the option is granted provided, however, that the price shall not be less than the par value of the common stock which is subject to the option. Further, no Incentive Stock Option may be granted to an employee owning common stock having more than 10% of the voting power of the Company unless the option price for such employee's option is at least 110% of the fair market value of the common stock subject to the option at the time the option is granted and the option is not exercisable after the expiration of five years from the date of granting. Non-qualified grants under the plan may be made at whatever price the board of directors or Compensation Committee deem appropriate in their best business judgment. The par value of our common stock is $.001 per share. No option may be granted under the Plan after the tenth anniversary of the adoption of the Plan. Unless otherwise specified by the board of directors, options granted under the Plan are Incentive Stock Options under the provisions and subject to the limitations of Section 422 of the Internal Revenue Code.

          ADMINISTRATION OF THE PLAN

          The Plan shall be administered by the board of directors until such time as a Compensation Committee is appointed. Subject to the provisions of the Plan, the board of directors will determine the employees who will receive options under the Plan, the number of shares subject to each option and the terms of those options, and shall interpret the Plan and makes such rules of procedure as the board of directors may deem proper.
          Upon the granting of any option, the optionee must enter into a written agreement with us setting forth the terms upon which the option may be exercised. Such an agreement will set forth the length of the term of the option and the timing of its exercise as determined by our board of directors. The Compensation Committee, or if there is none, our board of directors, in its sole discretion will determine the vesting schedule and exercise dates of any equity security granted under the Plan at the time each grant is made. No equity security granted under the plan shall be exercisable within six months of the date of grant without approval of our the Compensation Committee or our board of directors. In no event shall the length of an option extend beyond ten years from the date of its grant. An optionee may exercise an option by delivering payment to us in cash.

          Under the Plan, if the employment of any person to whom an option has been granted is terminated for any reason other than the death or disability of the optionee, the option shall automatically terminate. If the termination is by reason of retirement, the optionee may exercise such portion of the option as has vested, within three months of termination or within the remaining term of the option, whichever is shorter. If the optionee dies while employed by us or our subsidiaries, or during a period after termination of employment in which the optionee could exercise an option, the optionee's beneficiary may exercise the option within one year of the date of the optionee's death but in no event may the option be exercised later than the date on which the option would have expired if the optionee had lived. If the termination is by reason of disability, the optionee may exercise the option, in whole or in part, at any time within one year following such termination of employment but in no event may the option be exercised later than the date on which the option would have expired had the optionee not become disabled.

          FEDERAL INCOME TAX CONSEQUENCES

          With respect to the tax effects of non-qualified stock options, since the options granted under the Plan do not have a "readily ascertainable fair market value" within the meaning of the Federal income tax laws, an optionee of an option will realize no taxable income at the time the option is granted. When a non-qualified stock option is exercised, the optionee will generally be deemed to have received compensation, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares of common stock of the Company on the date of exercise of the option over the option price. The Company will withhold income and employment taxes in connection with the optionee's recognition of ordinary income as a result of the exercise by an optionee of a non-qualified stock option. The Company generally can claim an ordinary deduction in the fiscal year of the Company which includes the last day of the taxable year of the optionee which includes the exercise date or the date on which the optionee recognizes income. The amount of such deduction will be equal to the ordinary income recognized by the optionee. When stock acquired through the exercise of a non-qualified stock option is sold, the difference between the optionee's basis in the shares and the sale price will be taxed to the optionee as a capital gain (or loss).

          With respect to the tax effects of Incentive Stock Options, the optionee does not recognize any taxable income when the option is granted or exercised. If no disposition of shares issued to an optionee pursuant to the exercise of an Incentive Stock Option is made by the optionee within two years after the date the option was granted or within one year after the shares were transferred to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an Incentive Stock Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
          If shares of common stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of the two year and one year holding periods described above (a "Disqualifying Disposition") generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon the sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount, subject to applicable withholding requirements. Any further gain realized will be taxed as short-term or long-term capital gains and will not result in any deduction by the Company. A Disqualifying Disposition will eliminate the item of tax preference associated with the exercise of the Incentive Stock Option.

          CHANGES IN PLAN

          The Plan may be terminated, suspended, or modified at any time by the board of directors, but no amendment increasing the maximum number of shares for which options may be granted (except to reflect a stock split, stock dividend or other distribution), reducing the option price of outstanding options, extending the period during which options may be granted, otherwise materially increasing the benefits accruing to optionees or changing the class of persons eligible to be optionees shall be made without first obtaining approval by a majority of the shareholders of the Company. No termination, suspension or modification of the Plan shall adversely affect any right previously acquired by the optionee or other beneficiary under the Plan.

          Options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution and, during the optionee's lifetime may be exercised only by the optionee. All of the Options previously issued under the prior plan remain unchanged and outstanding.

          VOTE REQUIRED

          Approval of the Omega Ventures Group, Inc., 2003 Stock Option Plan requires the affirmative vote of a majority of the shares of common stock of our Company voting in person or by proxy on the amendment. If the proposal is not approved by shareholders, the Plan will become effective.

          OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL FOUR ADOPTING AND APPROVING THE OMEGA VENTURES GROUP, INC., 2003 STOCK OPTION PLAN

                               PROPOSAL FIVE:

                     APPROVAL OF INDEPENDENT AUDITORS

          The firm of Sellers and Andersen, L.L.C., served as our auditors for the fiscal year ended December 31, 2002. Our board of directors has selected the firm of Sellers and Andersen, L.L.C., to continue in that capacity for 2003 and is submitting this matter to shareholders for their ratification.

          In the event of a negative vote, a selection of other auditors will be made by our board of directors. A representative of Sellers and Andersen, L.L.C., is not expected to be present at the Special Meeting. In the event a representative is present he or she will be given an opportunity to make a statement if he or she desires and if present, he or she is expected to be available to respond to appropriate questions. Notwithstanding approval by the shareholders, our board or directors reserves the right to replace the auditors at any time.

          OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL FIVE, RATIFYING THE APPOINTMENT OF SELLERS AND ANDERSEN, L.L.C., AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2003.
                               PROPOSAL SIX:

            TO RATIFY THE ACTIONS OF OUR OFFICERS AND DIRECTORS

          We recommend that shareholders ratify the actions of our officers and directors for the last fiscal year and for the time period from the fiscal year end through the date of the special shareholder meeting.

          OTHER MATTERS

          We know of no other matters that are to be presented for action at the special meeting of stockholders other than those set forth above. If any other matters properly come before the special meeting of stockholders, the persons named in the enclosed proxy form will vote the shares represented by proxies in accordance with their best judgment on such matters.

          WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

          We file annual and quarterly reports with the Securities and Exchange Commission. Stockholders may obtain,without charge, a copy of the most recent Form 10-KSB (without exhibits) by requesting a copy in writing from us at the following address:

                           Office Managers, Inc.
                     136 East South Temple, Suite 1600
                         Salt Lake City, Utah 84111

          The exhibits to the Form 10-KSB are available upon payment of charges that approximate reproduction costs. If you would like to request documents, please do so by September 22, 2003, to receive them before the special meeting of stockholders.

                                   By order of the board of directors,



                                   John M. Hickey
                                   President

_______________________________, 2003


STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.


              Index of Annexes attached to the Proxy Statement


ANNEX A        Amendment to the Articles of Incorporation

ANNEX B        Omega Ventures Group, Inc., 2003 Stock Option Plan


                                                          PRELIMINARY COPY


                           OFFICE MANAGERS, INC.

                                   PROXY

          The undersigned appoints John M. Hickey, or other member of the board of directors, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock ("Common
Stock"), of Office Managers, Inc., (the "Company") which the undersigned is entitled to vote at the special meeting of stockholders to be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah 84101, on October ___, 2003, at 11:00 a.m., local time, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of, and joint proxy statement and prospectus relating to, the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS OF OFFICE MANAGERS, INC. RECOMMENDS A VOTE "FOR" THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

IF A PROXY IS SIGNED AND DATED BUT NOT MARKED, YOU WILL BE DEEMED TO HAVE VOTED "FOR" THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.


1a. Approval of the proposed amendment to our Articles of Incorporation to change the name of the corporation to Omega Ventures Group, Inc., or such name as may be available:

          |_| FOR             |_| AGAINST              |_| ABSTAIN

1b. Approval of the proposed amendment to the Articles of Incorporation to increase our authorized common stock from 50,000,000 shares to 400,000,000 shares:

          |_| FOR             |_| AGAINST              |_| ABSTAIN

1c. Approval of the proposed amendment to the Articles of Incorporation to create a class of preferred stock consisting of 100,000,000 shares with a par value of $.001 per share:

          |_| FOR             |_| AGAINST              |_| ABSTAIN

2. Approval of the proposed amendment to the Articles of Incorporation to effect a reverse split our outstanding common stock at an exchange ratio of one share for ten shares:

          |_| FOR             |_| AGAINST              |_| ABSTAIN

                                     1

3. To elect the following directors to our Board of Directors to serve for a period of one year and until their successors shall be elected and qualified:

          John M. Hickey           |_| FOR             |_| WITHHELD

          John Ray Rask            |_| FOR             |_| WITHHELD

          Charles P. Smith              |_| FOR             |_| WITHHELD

          Robert Gill              |_| FOR             |_| WITHHELD

4. To adopt the Omega Ventures Group, Inc., 2003 Stock Option Plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code:

          |_| FOR             |_| AGAINST              |_| ABSTAIN

5. To ratify the selection of Sellers and Andersen, L.L.C., as independent auditors of the Company for the 2003 fiscal year:

          |_| FOR             |_| AGAINST              |_| ABSTAIN

6. That the actions of our officers and directors for the last fiscal year, and for the period from the fiscal year end through the date of this special shareholder meeting, be and are hereby ratified:

          |_| FOR             |_| AGAINST              |_| ABSTAIN

7. To transact any other business as may properly come before the meeting or at any adjournment thereof:

          |_| FOR             |_| AGAINST              |_| ABSTAIN




          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If you do not sign and return this proxy card or attend the meeting and vote by ballot, your shares cannot be voted. If you wish to vote in accordance with the board of directors' recommendations, just sign where indicated. You need not mark any boxes.


          Please sign your name below exactly as it appears hereon. When shares of Common Stock are held of record by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as its authorized officer. If a partnership, please sign in partnership name as its authorized person.

                                   Dated: ___________________, 2003



 _______________________________        __________________________________
Signature (Title, if any)                    Signature if held jointly


PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.